                                                                  EXHIBIT 20.10
                          UCFC ACCEPTANCE CORPORATION
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                          SERIES 1996-C1 AND 1996-C2
                        STATEMENT TO CERTIFICATEHOLDERS


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Distribution Date:    December 16, 1996
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LOAN GROUP 1 PRINCIPAL BALANCE:                                                                            294,553,263.79
TOTAL PRINCIPAL:                                                                                             2,474,688.36
PREPAYMENTS:                                                                                                 2,057,505.45
NET LIQUIDATION PROCEEDS:                                                                                            0.00
TOTAL INTEREST:                                                                                              2,970,865.49

LOAN GROUP 2 PRINCIPAL BALANCE:                                                                            196,006,204.81
TOTAL PRINCIPAL:                                                                                             2,570,006.50
PREPAYMENTS:                                                                                                 2,298,328.41
NET LIQUIDATION PROCEEDS:                                                                                            0.00
TOTAL INTEREST:                                                                                              1,678,506.95



SUBSTITUTION AMOUNTS GROUP 1:                                                                                        0.00
LOAN PURCHASE PRICES GROUP 1:                                                                                        0.00

SUBSTITUTION AMOUNTS GROUP 2:                                                                                        0.00
LOAN PURCHASE PRICES GROUP 2:                                                                                        0.00



RESERVE ACCOUNT BALANCE:                                                                                    14,095,229.33

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                                                                      31,250,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS AS OF THE CURRENT PAYMENT DATE:                                               0.00

SUBORDINATED AMOUNT AS OF THE CURRENT PAYMENT DATE:                                                         85,000,000.00



GROUP 1 INSURED PAYMENT RELATING TO THE CURRENT PAYMENT DATE:                                                        0.00
GROUP 2 INSURED PAYMENT RELATING TO THE CURRENT PAYMENT DATE:                                                        0.00



SERVICING FEES DUE GROUP 1:                                                                                    123,761.65
SERVICING FEES DUE GROUP 2:                                                                                     82,740.09



GUARANTEE FEES DUE GROUP 1:                                                                                    694,949.67
GUARANTEE FEES DUE GROUP 2:                                                                                    316,232.69
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                                       (C) COPYRIGHT 1996 Bankers Trust Company

                          UCFC ACCEPTANCE CORPORATION
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                          SERIES 1996-C1 AND 1996-C2
                        STATEMENT TO CERTIFICATEHOLDERS


-------------------------------------------------------------------------------------------------------------------------
Distribution Date:    December 16, 1996
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GROUP 1 REALIZED LOSSES FOR THE RELATED REMITTANCE PERIOD:                                                           0.00
GROUP 1 CUMULATIVE REALIZED LOSSES AS OF THE CURRENT PAYMENT DATE:                                                   0.00

GROUP 2 REALIZED LOSSES FOR THE RELATED REMITTANCE PERIOD:                                                           0.00
GROUP 2 CUMULATIVE REALIZED LOSSES AS OF THE CURRENT PAYMENT DATE:                                                   0.00

CLASS A-1 LIBOR RATE FOR THE REALTED ACCRUAL PERIOD:                                                               5.4850%

CLASS A-7 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:                                                               5.6750%

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DELINQUENT AND                                                                                                  LOANS
FORECLOSURE LOAN                                      30 TO 59      60 TO 89     90 AND OVER                      IN
INFORMATION                                             DAYS          DAYS          DAYS                      FORECLOSURE
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PRINCIPAL BALANCE - GROUP 1                         4,659,849.10  1,186,229.18          0.00                         0.00
NUMBER OF LOANS                                               102            24             0                            0
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PRINCIPAL BALANCE - GROUP 2                         3,638,572.81    632,238.87    305,910.00                         0.00
NUMBER OF LOANS                                                50            13             1                            0
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AGGREGATE PRINCIPAL  BALANCE                        8,298,421.91  1,818,468.05    305,910.00                         0.00
AGGREGATE NUMBER OF LOANS                                     152            37             1                            0
Note: Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.
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LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                                                 9
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                  386,244.05

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                                                 5
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                  274,425.62

REO LOANS - GROUP 1:                                                                                                     0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                                                                            0.00

REO LOANS - GROUP 2:                                                                                                     0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                                                                            0.00


BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                                                                            0.00
REO PROCEEDS:                                                                                                        0.00

REO PROPERTY MATTERS:                                                                           (SEE ATTACHMENTS, IF ANY)

OTHER FORECLOSURE INFORMATION:                                                                  (SEE ATTACHMENTS, IF ANY)



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                                       (C) COPYRIGHT 1996 Bankers Trust Company

                          UCFC ACCEPTANCE CORPORATION
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                          SERIES 1996-C1 AND 1996-C2
                        STATEMENT TO CERTIFICATEHOLDERS


-------------------------------------------------------------------------------------------------------------------------
Distribution Date:    December 16, 1996
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CLASS A-1 INTEREST SHORTFALL AMOUNT:                                                                                 0.00
CLASS A-2 INTEREST SHORTFALL AMOUNT:                                                                                 0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                                                                                 0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                                                                                 0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                                                                                 0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                                                                                 0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                                                                                 0.00



CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:                                                                                0.00
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                                                                                0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                                                                                0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                                                                                0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                                                                                0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                                                                                0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                                                                                0.00



CLASS A-1 CARRY-FORWARD AMOUNT:                                                                                      0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                                                                                      0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                                                                                      0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                                                                                      0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                                                                                      0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                                                                                      0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                                                                                      0.00



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                                       (C) COPYRIGHT 1996 Bankers Trust Company